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                                                                     EXHIBIT 3.6

                                     BY-LAWS

                                       OF

                                 DUR-O-WAL, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.01 ANNUAL MEETING. An annual meeting of the stockholders shall be held on such day of the month of May of each year as shall be determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 1.02 SPECIAL MEETINGS. Special meetings of the stockholders may be called for a specific purpose or purposes, which shall be stated in the call of the meeting. Except as otherwise specified herein or in the Certificate of Incorporation, special meetings may be called by the President, by the Board of Directors, or by the holders of not less than two-fifths of all the outstanding capital stock of the Corporation entitled to vote on the matters stated in the call of the meeting.

     Section 1.03 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be in the Corporation's main office.

     Section 1.04 NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation or sale of assets not less than 20 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.05 FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive


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payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than 60 days and, for a meeting of stockholders, not less than 10 days, or in the case of a merger, consolidation or sale of assets, not less than 20 days, before the date of such action or meeting. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of stockholders for any other purpose shall be at the close of business on the date an which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

     Section 1.06 VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at the meeting of stockholders.

     Section 1.07 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after three years from the date it is signed, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation

     Section 1.08 QUORUM. Except as may be specified in the Certificate of Incorporation, the holders of a majority of the Corporation's outstanding capital stock having voting rights, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. In the absence of a quorum, a majority of the stock so represented may adjourn the meeting from time to time until a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.


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     Section 1.09 VOTING OF SHARES. Every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting rights held by such stockholder, upon each matter submitted to a vote at a stockholders meeting. The affirmative vote of the majority of such stock represented at a meeting at which a quorum is present shall be the act of the stockholders unless the vote of a greater number or voting by classes in required by law, the Certificate of Incorporation, or these By-Laws.

     Section 1.10 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledger on the books of the Corporation the pledger has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Shares of its stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 1.11 INSPECTORS. At any meeting of stockholders, the presiding officer may, or upon the request of any stockholder entitled to vote shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of such proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of any inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of the majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 1.12 INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent signed by all the stockholders entitled to vote shall have the same force and effect as a unanimous vote of stockholders and may be stated as such.

     Section 1.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.


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                                   ARTICLE II

                                    DIRECTORS

     Section 2.01 GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

     Section 2.02 NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be three (3). The Directors shall be elected at the annual meeting of stockholders, and each Director shall hold office until the next annual meeting of the stockholders or until his successor shall have been elected and qualified. Directors need not be residents of any particular state or stockholders of the Corporation. Any Director may resign at any time upon written notice to the Corporation. Except as otherwise specified herein or in the Certificate of Incorporation, stockholders may remove Directors with or without cause.

     Section 2.03 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this By-Law immediately after the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of additional regular meetings without notice other than such resolution.

     Section 2.04 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, the Chairman of the Board of Directors, or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

     Section 2.05 NOTICE. Notice of any special meeting shall be given at least two (2) days previous thereto by oral or written notice to each Director at his business or home address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 2.06 QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting at any time without further notice.

     Section 2.07 MANNER OF ACTING. The act of a majority of the Directors shall be the act of the Board of Directors, unless the act of a greater number in required by statute, these By-Laws, or the Certificate of Incorporation.

     Section 2.08 VACANCIES. Except as otherwise specified herein or in the Certificate of Incorporation, any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by a


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majority of the Directors then in office, though less than a quorum, and the
Director(s) so chosen shall hold office until the next annual election or until their successors are duly elected and qualified, unless sooner displaced.

     Section 2.09 CONSENT IN LIEU OF MEETING OF DIRECTORS. Any action required to be taken or which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the Directors or all the members of the committee shall have the same effect as a unanimous vote and may be stated as such.

     Section 2.10 COMMITTEES. To the extent permitted by law, the Board of Directors may by resolution designate one or more committees, which, to the extent provided in the resolution, shall have and may exercise any, some, or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require the same.

     Section 2.11 COMMITTEE RULES. Each committee may fix its own rules of procedure and shall hold its meeting as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                  ARTICLE III

                                    OFFICERS

     Section 3.01 NUMBER. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice-Presidents (the number thereof to be determined by resolution of the Board of Directors), a Treasurer, a Secretary, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person.

     Section 3.02 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3.03 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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     Section 3.04 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board
of Directors ("Chairman") shall be the Chief Executive Officer of the Corporation, shall supervise all activities of the Corporation and shall preside at all meetings of the stockholders and Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

     Section 3.05 PRESIDENT. The President shall be the Chief Operating Officer of the Corporation. Subject to the direction and control of the Chairman and the Board of Directors, he shall be in charge of the operation of the Corporation; he shall see that the resolutions and directions of the Chairman and the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Chairman or the Board of Directors; and, in general, he shall discharge all duties incidental to the office of President and such other duties as may be prescribed by the Chairman or the Board of Directors from time to time. He shall preside at all meetings of the stockholders and of the Board of Directors if the Chairman is absent. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, he may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. He may vote all securities which the Corporation in entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

     Section 3.06 THE VICE-PRESIDENT. The Vice-President (or in the event there be more than one Vice-President, each of the Vice-Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice-President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the Vice-President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

     Section 3.07 THE TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He shall: (a) have charge of and be responsible for the


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maintenance of adequate books of accounts for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties an the Board of Directors may determine.

     Section 3.08 THE SECRETARY. The Secretary shall: (a) record the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice-President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws; (f) have general charge of the stock transfer books of the Corporation; and (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

     Section 3.09 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation

                                   ARTICLE IV

                                      STOCK

     Section 4.01 CERTIFICATES OF SHARES. Certificates representing shares of the Corporation shall be signed by the President or a Vice-President or by such officer as shall be designated by resolution of the Board of Directors and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the Corporation.

     Section 4.02 LOST CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 4.03 TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares.


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                                   ARTICLE V

                                  MISCELLANEOUS

     Section 5.01 OFFICES. The Corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office identical with such registered office, and may have other offices within or without the State of Delaware.

     Section 5.02 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

     Section 5.03 SEAL. The corporate seal shall have inscribed thereon the state of incorporation, the name of the Corporation, and the words "Corporate Seal."

     Section 5.04 WAIVER OF NOTICE. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting in not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 5.05 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate in or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

     Section 5.06 INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interests and as to the contract or transaction are disclosed or are known to the stockholders; or
(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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     Section 5.07 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 5.08 AMENDMENT OF BY-LAWS. These By-Laws may be altered, amended, or repealed, and new by-laws made, by the Board of Directors or the stockholders entitled to vote thereon.

Adopted: October 21, 1987